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                              NON-COMPETE AGREEMENT

         NON-COMPETE AGREEMENT (this "Agreement"), dated as of July 1, 2005 by and between Tejas Incorporated, a Delaware corporation (the "Company"), and John
Gorman, an individual residing at [     ] (the "Employee").

         WHEREAS, the Company and the Employee entered into an employment arrangement as of February 25, 2005 (the "Employment Arrangement") and, in connection therewith, wish to enter into this Agreement; and

         NOW THEREFORE, in consideration of entering into the Employment Arrangement and the other good and valuable consideration noted below, the parties hereto agree as follows:

        (a) As consideration for the Employee executing this Agreement, the Company shall disclose confidential and proprietary information to Employee. As further consideration for the Employee executing this agreement, Company shall provide to Employee, at the Company's sole expense, periodic training through classes and seminars in the area of investment banking.

         The Employee acknowledges that the Company has invested and shall invest valuable time and expense in recruiting, training, providing services to the Employee and providing specialized knowledge to the Employee. In recognition of the Employee's acknowledgment that the Employee's services to be rendered to the Company are of a special and unusual character which have a unique value to the Company, the Employee acknowledges the loss of his services cannot adequately be compensated by damages in any action at law.

         In view of the unique value to the Company of such expenditure of funds for recruitment, training, services and other consideration provided above, it is understood and agreed by the parties hereto that such benefits are sufficient and valuable consideration to the Employee. The Employee further covenants, agrees and states: "THAT SUCH CONSIDERATION PROVIDED TO ME BY THE COMPANY, AS IDENTIFIED ABOVE IS VALUABLE AND SUFFICIENT BENEFIT TO ME, BECAUSE OF WHICH I AGREE TO EXECUTE THIS NON- COMPETE AGREEMENT WITH THE COMPANY."

        (b) In the event that Employee is terminated from employment with the Company for Cause (as defined below) or Employee voluntarily terminates employment with the Company without Good Reason (as defined below), for a period of two (2) years commencing on the date of such termination (the "Restricted Period"), Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in the ownership, management, operation or control of, or be connected or associated in any manner to any Restricted Enterprise (as defined below), provided that in no event shall ownership of less than two (2) percent of the outstanding


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equity securities of any issuer whose securities are registered on a national securities exchange be prohibited under this Agreement.

         "Cause" shall mean (i) employee's dishonesty, fraud, theft, embezzlement, or breach of fiduciary duty related to Company matters; (ii) employee's material violation of this Agreement with the Company; (iii) employee's engagement in gross misconduct which is injurious to the Company's finances, business, or reputation; or (iv) employee's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude (other than minor traffic offenses).

         "Good Reason" shall mean any action taken by the Company or any subsidiary thereof (other than any such actions within the control of employee) and not consented to by employee in writing, which has the following effect(s):
(i) any material breach of the terms of the employment arrangement between employee and the Company; (ii) any change in the formula or the means by which employee's annual compensation is to be determined, or any failure to pay such compensation to employee when due in accordance with the terms of such formula and/or the employment arrangement; (iii) any material diminution in employee's duties and responsibilities, any change in employee's title as chairman of the board of the Company, or any change in the reporting structure pursuant to which employee reports directly to the board of directors of the Company; or (iv) any failure by employee to be reelected as a director of the Company.

         "Restricted Enterprise" shall mean any person, corporation, partnership or other entity which engages anywhere in the United States of America in the business of a broker-dealer, investment or merchant banker, investment advisor, finder or business, management or financial consultant or advisor.

        (c) During the Restricted Period, Employee shall not, directly or indirectly, solicit for employment any person who was employed by the Company or any of its subsidiaries or affiliates (collectively, the "Company Parties") during or after Employee's employment with the Company.

        (d) It is acknowledged and agreed to by the Company and the Employee that the identity of and any information concerning (i) clients, accounts and other parties to whom the Company and Parties provide services (individually a "Customer" and collectively, "Customers") is confidential and a valuable business asset of the Company and (ii) the registered representatives ("RRs") utilized by the Company is confidential and a valuable business asset of the Company. Therefore, in the event of the termination of Employee's employment with the Company, Employee shall not during the remainder of the Restricted Period, directly or indirectly:

                (i) work as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who or which was a Customer during Employee's employment with the Company, without the Company's written consent;

                (ii) call on, solicit, or take away, for Employee or for any other person or entity, any person or entity who or which was a Customer, or with which the Company


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was in negotiations to become a Customer, during Employee's employment with the
Company; or

                (iii) provide or allow any other person or entity to have information in Employee's possession concerning the RRs provided by Employee or otherwise obtained by Employee, except as required by law, rule, regulation or judicial authority or as required by Employee's accountants or legal counsel. In addition, during the term of this Agreement and after its termination, Employee shall not solicit RRs to engage in transactions related to Customers, advisory services or other investments nor solicit the RRs to solicit others to do so without the express permission of the Company.

        (e) If any of the restrictions contained in this Agreement shall be deemed by any applicable court to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court shall modify such restriction, only to the extent necessary to render it enforceable and, in its reduced form, such restriction shall then be enforced, and in its reduced form this Agreement shall be enforceable in the manner contemplated hereby. The Employee agrees that the limitations set forth in this Agreement (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company. The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and, therefore, agrees that the Company shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach.

        (f) Binding Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, legal representatives and assigns. No rights or obligations of the Employer hereunder may be assigned by Employee without the prior written consent of the Company, which may be granted or denied in its sole and absolute discretion; provided, however, that the Company may assign its rights hereunder without the consent of the Employee.

        (g) Waiver. The waiver by the Company of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        (h) Entire Agreement; Amendments. This Agreement, together with the Employment Agreement, constitutes the entire agreement of the parties pertaining to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No supplement, modification, waiver or termination of this Agreement shall be valid unless made in writing and signed by the party to be bound thereby.

        (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


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        (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        (k) Notices. All notices and other communications hereunder shall be given in accordance with the terms of the Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Non-Compete Agreement as of the date and year first set forth above.



                                  --------------------------------------------
                                  John Gorman

                                  TEJAS INCORPORATED


                                  By:
                                     -----------------------------------------
                                     Name:    Kurt J. Rechner
                                     Title:   President



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